Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Second Quarter 2023 Results

▪Quarterly revenue of $686.6 million
▪Record operating income of $103 million with operating margin of 15.0% on strong material margin and favorable product mix
▪Record quarterly earnings per share of $1.54
▪Strong total backlog of $2.4B, sequential contraction in-line with normal seasonality
▪2023 EPS outlook increased to $4.45 midpoint

LAFAYETTE, Ind. – July 26, 2023 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended June 30, 2023.
The Company's net sales for the second quarter of 2023 reached $686.6 million, reflecting a 6.8% increase compared to the same quarter of the previous year. This growth was a function of the Company's continued execution to fulfill customer demand. The Company achieved consolidated gross profit of $151 million, equivalent to 22.0% of sales. Operating income amounted to $103 million, representing 15.0% of sales for the quarter. These results exceeded prior expectations, primarily due to the Company's strong material margin, favorable product mix, and strong results from parts and services, tanks, and truck bodies. Second quarter diluted earnings per share was $1.54, surpassing the Company's previous quarterly outlook range.
As of June 30, 2023, total Company backlog stood at approximately $2.4 billion, an increase of 5% compared to the second quarter of 2022. Backlog expected to be shipped within the following 12-months amounted to approximately $2.1 billion as of June 30, 2023.
“During the second quarter, Wabash accomplished another significant milestone with record quarterly EPS of $1.54," said Brent Yeagy, president and chief executive officer. “These financial results further reinforce our belief that Wabash's earnings power is structurally higher than previously anticipated. We have transformed the way our Company is perceived by customers, suppliers, and other stakeholders, while simultaneously reinvigorating organic growth. These are changes that will endure at any phase of the business cycle and we expect to continue to raise both the floor and ceiling of our earnings profile going forward.”
For the full-year ending December 31, 2023, the Company updated its revenue outlook to a range of $2.6 billion to $2.8 billion with a revenue midpoint of $2.7 billion. The Company increased its EPS guidance to a range of $4.25 to $4.65 with an EPS midpoint of $4.45.

“Our execution during the first half of this year already positions 2023 as our best year in terms of financial achievements and we expect our backlog to support a strong second half," explained Yeagy. "As we continue to track the challenging market conditions affecting our customers, we look forward to improvement in freight rates as capacity and demand align more favorably. We view the return to more normal seasonality during this year's peak season for freight as a potentially significant turning point. Our focus remains on serving our customers with agility and responsiveness, adapting to the evolving market dynamics as we progress toward a brighter long-term future."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2023 and 2022. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended June 30,	2023	2022
New Units Shipped
Trailers	11,825	13,670
Truck bodies	4,025	3,950

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2023	2022	2023	2022
	(Unaudited, dollars in thousands)
Net sales	$630,682	$595,982	$62,066	$50,395
Gross profit	$133,945	$66,055	$17,082	$11,830
Gross profit margin	21.2%	11.1%	27.5%	23.5%
Income from operations	$115,806	$47,973	$12,937	$8,138
Income from operations margin	18.4%	8.0%	20.8%	16.1%
During the second quarter, Transportation Solutions achieved net sales of $630.7 million, an increase of 5.8% compared to the same quarter of the previous year. Operating income for the quarter amounted to $115.8 million, representing 18.4% of sales.
Parts & Services' net sales for the second quarter reached $62.1 million, an increase of 23.2% compared to the prior year quarter as the segment continued to make notable strides along its path of strategic growth. Operating income for the quarter amounted to $12.9 million, or 20.8% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Operating EBITDA, Operating EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Second Quarter 2023 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, July 26, 2023, beginning at 11:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$98,791	$58,245
Accounts receivable, net	231,748	255,577
Inventories, net	342,470	243,870
Prepaid expenses and other	55,419	34,927
Total current assets	728,428	592,619
Property, plant, and equipment, net	314,133	271,116
Goodwill	188,411	188,434
Intangible assets, net	92,824	99,231
Other assets	61,245	52,123
Total assets	$1,385,041	$1,203,523
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	231,036	189,141
Other accrued liabilities	202,374	158,327
Total current liabilities	433,410	347,468
Long-term debt	396,138	395,818
Deferred income taxes	33,381	27,758
Other non-current liabilities	40,759	34,354
Total liabilities	903,688	805,398
Commitments and contingencies
Noncontrolling interest	329	512
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 47,065,370 and 47,675,796 shares outstanding, respectively	774	766
Additional paid-in capital	671,769	665,941
Retained earnings	305,834	188,241
Accumulated other comprehensive loss	(3,004)	(882)
Treasury stock at cost, 30,438,260 and 28,972,928 common shares, respectively	(494,349)	(456,453)
Total Wabash National Corporation stockholders' equity	481,024	397,613
Total liabilities, noncontrolling interest, and equity	$1,385,041	$1,203,523

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$686,620	$642,769	$1,307,572	$1,189,530
Cost of sales	535,593	564,735	1,040,518	1,053,441
Gross profit	151,027	78,034	267,054	136,089
General and administrative expenses	37,318	30,944	73,358	57,276
Selling expenses	7,194	7,376	14,078	13,585
Amortization of intangible assets	3,203	3,803	6,406	8,842
Impairment and other, net	2	3	2	343
Income from operations	103,310	35,908	173,210	56,043
Other income (expense):
Interest expense	(4,987)	(5,218)	(9,981)	(10,131)
Other, net	475	(327)	862	(398)
Other expense, net	(4,512)	(5,545)	(9,119)	(10,529)
Income before income tax expense	98,798	30,363	164,091	45,514
Income tax expense	24,324	7,624	38,221	10,701
Net income	74,474	22,739	125,870	34,813
Net income attributable to noncontrolling interest	146	187	329	187
Net income attributable to common stockholders	$74,328	$22,552	$125,541	$34,626

Net income attributable to common stockholders per share:
Basic	$1.57	$0.46	$2.64	$0.71
Diluted	$1.54	$0.46	$2.58	$0.70
Weighted average common shares outstanding (in thousands):
Basic	47,452	49,034	47,610	49,019
Diluted	48,373	49,535	48,737	49,662

Dividends declared per share	$0.08	$0.08	$0.16	$0.16

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$125,870	$34,813
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13,760	16,482
Amortization of intangibles	6,406	8,842
Net loss (gain) on sale of property, plant and equipment	2	(642)
Deferred income taxes	6,653	(139)
Stock-based compensation	5,681	4,647
Impairment	—	986
Non-cash interest expense	477	426
Accounts receivable	23,829	(55,114)
Inventories	(98,600)	(67,717)
Prepaid expenses and other	(9,148)	814
Accounts payable and accrued liabilities	69,793	142,869
Other, net	1,608	(3,593)
Net cash provided by operating activities	146,331	82,674
Cash flows from investing activities
Cash payments for capital expenditures	(55,820)	(22,369)
Expenditures for revenue generating assets	(3,244)	—
Proceeds from the sale of assets	—	1,445
Net cash used in investing activities	(59,064)	(20,924)
Cash flows from financing activities
Proceeds from exercise of stock options	155	735
Dividends paid	(8,366)	(8,278)
Borrowings under revolving credit facilities	103,731	56,739
Payments under revolving credit facilities	(103,731)	(30,773)
Principal payments under finance lease obligations	—	(59)
Debt issuance costs paid	(102)	(83)
Stock repurchases	(37,896)	(13,325)
Distribution to noncontrolling interest	(512)	—
Net cash (used in) provided by financing activities	(46,721)	4,956
Cash and cash equivalents:
Net increase in cash, cash equivalents, and restricted cash	40,546	66,706
Cash, cash equivalents, and restricted cash at beginning of period	58,245	71,778
Cash, cash equivalents, and restricted cash at end of period	$98,791	$138,484

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended June 30,	2023	2022
Units Shipped
New trailers	11,825	13,670
New truck bodies	4,025	3,950
Used trailers	15	40

Three Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New Trailers	$523,537	$—	$(2,002)	$521,535
Used Trailers	—	517	—	517
Components, parts and service	—	39,794	—	39,794
Equipment and other	107,145	21,755	(4,126)	124,774
Total net external sales	$630,682	$62,066	$(6,128)	$686,620
Gross profit	$133,945	$17,082	$—	$151,027
Income (loss) from operations	$115,806	$12,937	$(25,433)	$103,310
Adjusted income (loss) from operations[1]	$115,806	$12,937	$(25,433)	$103,310

2022
New Trailers	$508,430	$188	$(361)	$508,257
Used Trailers	—	1,120	—	1,120
Components, parts and service	—	37,473	—	37,473
Equipment and other	87,552	11,614	(3,247)	95,919
Total net external sales	$595,982	$50,395	$(3,608)	$642,769
Gross profit	$66,055	$11,830	$149	$78,034
Income (loss) from operations	$47,973	$8,138	$(20,203)	$35,908
Adjusted income (loss) from operations[1]	$47,973	$8,138	$(20,203)	$35,908

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Six Months Ended June 30,	2023	2022
Units Shipped
New trailers	23,610	25,535
New truck bodies	7,835	7,435
Used trailers	30	60

Six Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New Trailers	$1,008,785	$—	$(2,364)	$1,006,421
Used Trailers	—	1,056	—	1,056
Components, parts and service	—	75,476	—	75,476
Equipment and other	199,968	32,674	(8,023)	224,619
Total net external sales	$1,208,753	$109,206	$(10,387)	$1,307,572
Gross profit	$237,549	$29,505	$—	$267,054
Income (loss) from operations	$202,922	$22,146	$(51,858)	$173,210
Adjusted income (loss) from operations[1]	$202,922	$22,146	$(51,858)	$173,210

2022
New Trailers	$946,393	$242	$(672)	$945,963
Used Trailers	—	1,689	—	1,689
Components, parts and service	—	71,037	—	71,037
Equipment and other	151,654	24,135	(4,948)	170,841
Total net external sales	$1,098,047	$97,103	$(5,620)	$1,189,530
Gross profit	$113,737	$22,352	$—	$136,089
Income (loss) from operations	$79,670	$14,927	$(38,554)	$56,043
Adjusted income (loss) from operations[1]	$79,670	$14,927	$(38,554)	$56,043

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Transportation Solutions
Income from operations	$115,806	$47,973	$202,922	$79,670
Adjustments:
N/A	—	—	—	—
Adjusted operating income	115,806	47,973	202,922	79,670

Parts & Services
Income from operations	12,937	8,138	22,146	14,927
Adjustments:
N/A	—	—	—	—
Adjusted operating income	12,937	8,138	22,146	14,927

Corporate
Loss from operations	(25,433)	(20,203)	(51,858)	(38,554)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(25,433)	(20,203)	(51,858)	(38,554)

Consolidated
Income from operations	103,310	35,908	173,210	56,043
Adjustments:
N/A	—	—	—	—
Adjusted operating income	$103,310	$35,908	$173,210	$56,043

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$74,474	$22,739	$125,870	$34,813
Income tax expense	24,324	7,624	38,221	10,701
Interest expense	4,987	5,218	9,981	10,131
Depreciation and amortization	10,470	12,060	20,166	25,324
Stock-based compensation	2,915	2,370	5,681	4,647
Impairment and other, net	2	3	2	343
Other, net	(475)	327	(862)	398
Operating EBITDA	$116,697	$50,341	$199,059	$86,357

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$74,328	$22,552	$125,541	$34,626
Adjustments:
N/A	—	—	—	—
Adjusted net income attributable to common stockholders	$74,328	$22,552	$125,541	$34,626

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Diluted earnings per share	$1.54	$0.46	$2.58	$0.70
Adjustments:
N/A	—	—	—	—
Adjusted diluted earnings per share	$1.54	$0.46	$2.58	$0.70

Weighted average diluted shares outstanding (in thousands)	48,373	49,535	48,737	49,662

1 Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$76,847	$117,241	$146,331	$82,674
Cash payments for capital expenditures	(24,397)	(12,420)	(55,820)	(22,369)
Expenditures for revenue generating assets	(3,244)	—	(3,244)	—
Free cash flow[1]	$49,206	$104,821	$87,267	$60,305

1 Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2023	2022	2023	2022
Income from operations	$115,806	$47,973	$12,937	$8,138
Depreciation and amortization	9,379	10,705	553	643
Impairment and other, net	2	2	—	—
Adjusted segment EBITDA	$125,187	$58,680	$13,490	$8,781

Adjusted segment EBITDA margin	19.8%	9.8%	21.7%	17.4%

	Transportation Solutions		Parts & Services
Six Months Ended June 30,	2023	2022	2023	2022
Income from operations	$202,922	$79,670	$22,146	$14,927
Depreciation and amortization	18,007	22,238	1,049	1,678
Impairment and other, net	2	(619)	—	(10)
Adjusted segment EBITDA	$220,931	$101,289	$23,195	$16,595

Adjusted segment EBITDA margin	18.3%	9.2%	21.2%	17.1%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.